Exhibit 4.3
FORM OF NOTE
          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (I) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR (II) BY A NOMINEE OF THE DEPOSITARY OR THE DEPOSITARY TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
          This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.
          Unless this Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company. ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

Certificate No.
CUSIP No.
DELPHI FINANCIAL GROUP, INC.
7.875% SENIOR NOTE DUE 2020
          DELPHI FINANCIAL GROUP, INC., a Delaware corporation (the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of [          ] ($[          ]) on January 31, 2020, and to pay interest on the outstanding principal amount thereon from January 20, 2010, or from the immediately preceding interest payment date, on January 31 and July 31 of each year (each such date, an “Interest Payment Date”), to which interest has been paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment Date, beginning July 31, 2010, at the rate of 7.875% per annum, or as may be adjusted pursuant to the terms hereof, until the entire principal hereof shall have become due and payable and, until the principal hereof is paid or duly provided for or made available for payment. The amount of interest payable on this security shall be computed on the basis of a 360-day year of twelve 30-day months.
          In the event that any date on which interest is payable on this Security is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such next Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A “Business Day” shall mean a day that in the City of New York or in any place of payment is not a day on which banking institutions are authorized by law or regulations to close. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the first day of the month in which an Interest Payment Date occurs (a “Regular Record Date”). Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the Holder of this Security not more than 15 or less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.
          The principal of and the interest on this Security shall be payable at the office of the Paying Agent in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register. Payment in respect of the Securities represented as Global Securities (including principal and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Person entitled thereto. All payments of principal and interest hereunder shall be made in immediately available funds.
          Reference is hereby made to the further provisions of this Security set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.
          Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid for any purpose.
          IN WITNESS WHEREOF, the Company has caused this instrument to be executed.
DELPHI FINANCIAL GROUP, INC.

By:
Name:
Title:

Attest:
By:
Name:
Title:

[Certificate of Authentication]
This is one of the Securities referred to in the within-mentioned Indenture.
Date:

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

(FORM OF REVERSE OF SECURITY)
1. Interest; Interest Rate Adjustment
The Company promises to pay interest on the principal amount of this 7.875% Note at the rate per annum shown above, as may be adjusted as set forth below. The Company will pay interest semiannually on January 31 and July 31 of each year, beginning July 31, 2010. Interest on the 7.875% Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from January 20, 2010. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
The interest rate payable on the 7.875% Notes will be subject to adjustments from time to time if any of Moody’s, S&P or Fitch downgrades (or subsequently upgrades) the debt rating assigned to the Notes, as set forth below.
If the rating on the 7.875% Notes from Moody’s, S&P, or Fitch, is a rating set forth in the immediately following table, the per annum interest rate on the 7.875% Notes will increase from that set forth herein by the percentage set forth opposite that rating; however, for this purpose, only the two lowest of the rating levels of Moody’s, S&P and Fitch shall be taken into account:

Rating	Rating Agency
Levels	Moody’s	S&P	Fitch	Percentage
1	Ba1	BB+	BB+	0.25%
2	Ba2	BB	BB	0.50%
3	Ba3	BB-	BB-	0.75%
4	B1 or below	B+ or below	B+ or below	1.00%
If any of Moody’s, S&P or Fitch subsequently increases its rating with respect to the 7.875% Notes to or above any of the threshold ratings set forth above, the per annum interest rate on such 7.875% Notes will be decreased such that the per annum interest rate equals the interest rate set forth herein plus the percentages (if any) applicable to the lowest two ratings levels of Moody’s, S&P and Fitch in effect immediately following the increase.
Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody’s, S&P or Fitch, shall be made independent of any and all other adjustments. In no event shall (1) the per annum interest rate on the 7.875% Notes be reduced below the interest rate set forth herein, and (2) the total increase in the per annum interest rate on the 7.875% Notes exceed 2.00% above the interest rate set forth herein.
If any two of Moody’s, S&P or Fitch ceases to provide a rating of the 7.875% Notes, any subsequent increase or decrease in the interest rate of the 7.875% Notes necessitated by a reduction or increase in the rating by the agency continuing to provide the rating shall be twice the percentage set forth in the applicable table above.

No adjustments in the interest rate of the 7.875% Notes shall be made solely as a result of Moody’s, S&P or Fitch ceasing to provide a rating. If all of Moody’s, S&P and Fitch cease to provide a rating of the 7.875% Notes, the interest rate on the 7.875% Notes will increase to, or remain at, as the case may be, 2.00% above the interest rate payable on the 7.875% Notes on the date of their issuance.
Any interest rate increase or decrease described above will take effect from the first Business Day of the interest period during which a rating change requires an adjustment in the interest rate. If any of Moody’s, S&P or Fitch changes its rating of the 7.875% Notes more than once during any particular interest period, the last such change to occur will control in the event of a conflict.
The interest rate on the 7.875% Notes will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by either or both rating agencies) if the 7.875% Notes become rated A3, A- or A- or higher by any two of Moody’s, S&P and Fitch, respectively (or one of these ratings if only rated by one rating agency), with a stable or positive outlook by both such rating agencies.
Promptly after any change in the interest rate on the 7.875% Notes as provided above, the Company shall notify the Trustee in writing that (i) the effective date the interest rate on the 7.875% Notes has changed in accordance with this Section 1.4; (ii) the amount of the related increase or decrease; and (iii) the new interest rate on the 7.875% Notes.
2. Method of Payment
The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered Holders of Securities at the close of business on the first day of the month in which a relevant interest payment date occurs. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest by check payable in such money. It may mail an interest check to a Holder’s registered address.
3. Paying Agent and Registrar.
Initially, U.S. Bank National Association, as Trustee (the “Trustee”), will act as Paying Agent and Registrar. The Company may change any Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its subsidiaries may act as Paying Agent, Registrar or Co-Registrar.
4. Indenture; Supplemental Indenture.
The Company issued the Securities of this series under an Indenture dated as of January 20, 2010 (the “Indenture”) between the Company and the Trustee. The Securities of this series are unsecured general obligations of the Company limited in aggregate principal amount to $250,000,000. The Indenture does not limit other unsecured debt. The terms of the Securities include those stated in the Indenture, those stated in a Supplemental Indenture (the “Supplemental Indenture”) creating the series and those made part of the Indenture by reference to the Trust In-

denture Act of 1939, as amended and as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture or Supplemental Indenture and such Act for a statement of them. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Indenture as supplemented by the Supplemental Indenture.
5. Optional Redemption.
The Company may redeem the 7.875% Notes in whole at any time or in part from time to time at the Company’s option at a redemption price equal to the greater of:
•	100% of the principal amount of the 7.875% Notes then outstanding to be redeemed; or
•	the sum of the present values of the remaining scheduled payments of principal and interest on the 7.875% Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 50 basis points, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.
          “Comparable Treasury Issue” means the U.S. Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term (“remaining life”) of the 7.875% Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining life.
          “Comparable Treasury Price” means with respect to any redemption date (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
          “Independent Investment Banker” means Banc of America Securities LLC or Wells Fargo Securities, LLC, as specified by the Company, or, if these firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.
          “Reference Treasury Dealer” means (1) Banc of America Securities LLC and a primary treasury dealer (as defined below) selected by Wells Fargo Securities, LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “primary treasury dealer”), the Company will substitute therefor another primary treasury dealer and (2) any three other primary treasury dealers selected by the Company after consultation with the Independent Investment Banker.

          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.
          “Treasury Rate” means, with respect to any redemption date:
•	the yield to maturity, under the heading which represents the average for the calendar week immediately preceding the date of calculation, as compiled and published in the most recently published statistical release designated “H.15(519)” that has become publicly available for at least three business days prior to such redemption date, or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest one-twelfth of a year); or

•	if such release (or any successor release) is not published during the week immediately preceding the date of calculation or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
6. Notice of Redemption.
Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. All notices of redemption shall state the redemption date, the redemption price and any accrued interest, the identification of the particular Securities (if less than all the outstanding 7.875% Notes are to be redeemed) to be redeemed, that on the redemption date the redemption price and any accrued interest will become due and payable upon each such 7.875% Note, and other details regarding the redemption.
7. Denominations, Transfer, Exchange.
The Securities are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar need not transfer or exchange any

Securities for a period 15 days before the day of the mailing of a notice of redemption of Securities to be redeemed or transfer or exchange any Securities or portions of them selected for redemption.
8. Persons Deemed Owners.
The registered Holder of a Security may be treated as its owner for all purposes.
9. Amendment, Supplement, Waiver.
Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented by the Company with the consent of the Holders of at least a majority in principal amount of the Securities of all series affected by the amendment, and any past default on a series or compliance with any provision may be waived with the consent of the Holders of a majority in principal of the Securities of the series. Without the consent of any Holder, the Company may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to evidence the succession of another corporation to the Company, to provide that specific provisions of the Indenture will not apply to a series not previously issued, to provide for uncertificated Securities in addition to or in place of certificated Securities, to create a series and establish its terms, to provide for a separate Trustee for one or more series, to add to covenants of the Company or surrender any rights or power conferred upon the Company, to evidence or provide for a successor Trustee or to make any change that does not materially adversely affect the rights of any Holder.
10. Defeasance Prior to Redemption or Maturity.
Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity.
11. Defaults and Remedies.
An Event of Default is: default for 60 days in payment of interest on the Securities; default in payment of principal on the Securities (at maturity, upon redemption or otherwise); failure by the Company for 60 days after notice to it to comply with any of its other covenants, conditions or agreements in the Indenture or the Securities; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the Securities to be due and payable immediately. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from the notice of any continuing default (except a default in payment of principal or interest) if its determines that withholding notice is in Holders’ interest. The Company is required to file periodic reports with the Trustee as to the absence of default.

12. Authentication.
This Security shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this Security.
13. Abbreviations.
Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
14. Requests for Copies.
The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and the Supplemental Indenture. Requests may be made to: Secretary, Delphi Financial Group, Inc., 1105 North Market Street, Suite 1230, P.O. Box 8985, Wilmington, Delaware 19899.

ASSIGNMENT FORM
          If you the holder want to assign this Security, fill in the form below and have your signature guaranteed:
I or we assign and transfer this Security to

(Insert assignee’s social security or tax ID number)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
                                                                                                                                                                   agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	our Signature:
(Sign exactly as your name
appears on the other side of this Security)

Signature Guarantee: